                                       SEPARATION AGREEMENT



                                             dated as of
                                           July 30th, 1997












                                               between



                                        HFS Car Rental, Inc.

                                                 and

                                        Avis Rent A Car, Inc.

                                          TABLE OF CONTENTS

                                                                Page
         ARTICLE I

DEFINITIONS.....................................................  2
         Section 1.1  Definitions...............................  2

         ARTICLE II

TRANSFER OF CAR RENTAL BUSINESS.................................  7
         Section 2.1  Transfer of Assets........................  7
         Section 2.2  Assignment and Assumption of
                          Liabilities...........................  8
         Section 2.3  Transfers Not Effected Prior to the
                          Separation Date.......................  8
         Section 2.4  No Representations or Warranties;
                          Consents..............................  9
         Section 2.5  Conveyancing and Stock Assumption
                          Instruments........................... 10

         ARTICLE III

THE SEPARATION.................................................. 10
         Section 3.1  Cooperation Prior to the
                          Separation............................ 10
         Section 3.2  Conduct of Car Rental Business
                          Pending Separation.................... 11
         Section 3.3  Holdings Board Action; Conditions
                          Precedent to the Separation........... 11

         ARTICLE IV

INDEMNIFICATION................................................. 13
         Section 4.1  ARAC Indemnification of
                              Holdings.......................... 13
         Section 4.2  Holdings Indemnification of ARAC.......... 13
         Section 4.3  Notice and Payment of Claims.............. 14
         Section 4.4  Notice and Defense of Third-Party
                          Claims................................ 14
         Section 4.5  Insurance Proceeds........................ 16
         Section 4.6  Contribution.............................. 17
         Section 4.7  Subrogation............................... 17
         Section 4.8  No Third-Party Beneficiaries.............. 17
         Section 4.9  Remedies Cumulative....................... 18
         Section 4.10 Survival of Indemnities................... 18
         Section 4.11 After-Tax Indemnification
                          Payments.............................. 18

         ARTICLE V

CERTAIN ADDITIONAL MATTERS...................................... 18
         Section 5.1  Intercompany Payables/
                          Receivables........................... 18
         Section 5.2  Ancillary Agreements...................... 19
         Section 5.3  ARAC Officers and Board of
                          Directors............................. 19
         Section 5.4  ARAC Certificate of Incorporation
                          and By-laws........................... 19
         Section 5.5  Credit Facilities......................... 19
         Section 5.6  Insurance Policies and Claims
                          Administration........................ 19

         ARTICLE VI

ACCESS TO INFORMATION........................................... 22
         Section 6.1  Provision of Corporate Records............ 22
         Section 6.2  Access to Information..................... 22
         Section 6.3  Litigation Cooperation.................... 22
         Section 6.4  Reimbursement............................. 23
         Section 6.5  Retention of Records...................... 23
         Section 6.6  Confidentiality........................... 23
         Section 6.7  Mail...................................... 24

         ARTICLE VII

MISCELLANEOUS................................................... 25
         Section 7.1  Termination............................... 25
         Section 7.2  Expenses.................................. 25
         Section 7.3  Notices................................... 25
         Section 7.4  Amendment and Waiver...................... 26
         Section 7.5  Counterparts.............................. 26
         Section 7.6  Governing Law; Jurisdiction;
                          Forum................................. 26
         Section 7.7  Entire Agreement.......................... 26
         Section 7.8  Parties in Interest....................... 27
         Section 7.9  Tax Disaffiliation Agreement.............. 27
         Section 7.10 Further Assurances and Consents........... 27
         Section 7.11 Exhibits and Schedules.................... 28
         Section 7.12 Legal Enforceability...................... 28
         Section 7.13 Dispute Resolution........................ 28
         Section 7.14 Titles and Headings....................... 29

Schedule 1 - Direct Car Rental Subsidiaries
Schedule 2 - Franchise Agreements
Schedule 3 - Guarantees
Schedule 4 - WizCom Transferred Assets

                                        SEPARATION AGREEMENT

                  SEPARATION AGREEMENT ("Agreement") dated as of July 30th, 1997 by and between HFS Car Rental, Inc., a Delaware corporation, and an indirect wholly owned subsidiary of HFS Incorporated (together with its successors and permitted assigns, "Holdings"), and Avis Rent A Car, Inc., a Delaware corporation (together with its successors and permitted assigns, "ARAC").

                                              RECITALS

                  WHEREAS, ARAC and certain of its subsidiaries currently conduct the business of owning and managing car rental operations under the service mark and tradename "Avis" (the "Car Rental Business") primarily through certain subsidiaries of ARAC (the "Direct Car Rental Subsidiaries"), their respective subsidiaries and joint ventures, all as identified on Schedule 1 hereto (collectively, the "Car Rental Subsidiaries");

                  WHEREAS, ARAC is presently a direct wholly owned subsidiary of Holdings established for the purposes of taking title to the capital stock and associated goodwill of the Direct Car Rental Subsidiaries and certain assets associated with the Car Rental Business, and assuming certain liabilities associated with the Car Rental Business, all as specified herein, such that ARAC will own substantially all of the assets, business and operations currently conducted by the Car Rental Business other than the System (as defined herein) and the business of granting franchise rights or licenses with respect to the operation of Avis car rental locations under the System and the Proprietary Marks (as defined herein);

                  WHEREAS, the Board of Directors of Holdings has determined that it is in the best interest of Holdings and the stockholder of Holdings to conduct a public offering (the "Separation") of approximately 75% of ARAC Common Stock; and

                  WHEREAS, the parties have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Separation and to set forth other agreements that will govern certain other matters following such Separation.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                              ARTICLE I

                                             DEFINITIONS

                  Section 1.1  Definitions.  As used herein, the
following terms have the following meanings:

                  "Action"  means  any  claim,   suit,   arbitration,   inquiry,
proceeding or investigation by or before any court, governmental or regulatory or administrative agency or commission or any other tribunal.

                  "Affiliate" of any specified person means any other person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified person.

                  "Agreement" has the meaning specified in the Recitals.

                  "Ancillary Agreements" means the Master License Agreement, the Computer Services Agreement, the Reservation Agreement, the Employee Benefits and Other Employment Matters Allocation Agreement, the Lease Agreements, the Cost Sharing Agreement, and the Tax Disaffiliation Agreement.

                  "ARAC" has the meaning specified in the Recitals.

                  "ARAC Bylaws" means the bylaws of ARAC in the form filed as an exhibit to the Form S-1.

                  "ARAC   Certificate"   means  the  restated   certificate   of
incorporation of ARAC in the form filed as an exhibit to the Form S-1.

                  "ARAC Common Stock" means the outstanding shares of common stock, par value $.01 per share, of ARAC.

                  "ARAC Liabilities" means all of (i) the Liabilities of ARAC under this Agreement, (ii) the Assumed Liabilities, (iii) the Liabilities of ARAC arising after the Separation Date and (iv) any liabilities for Taxes for which HFS Incorporated is entitled to indemnification from ARAC pursuant to the Tax Disaffiliation Agreement.

                  "ARAC Transferred Assets" has the meaning specified in Section 2.1.

                  "Assumed Liabilities" means the Liabilities arising directly or indirectly from the operation of the Car Rental Business or the ownership or use of assets (including the ARAC Transferred Assets) or other activities in connection therewith whether arising before, on or after the Separation Date, including but not limited to any Liabilities arising or in connection with or related to (i) information contained in or omitted from the Form S-1, (ii) any Liabilities set forth or referenced in the audited financial statements of ARAC included in the Form S-1, (iii) all litigation relating to the Car Rental Business, including any liability arising from the franchise agreements arising prior to the Separation Date and (iv) the Wizard Note pursuant to the Wizard Note Assumption and Release Agreement between Wizard Co., and ARAC and Reserve Claims Management Co. dated as of the date hereof. Notwithstanding the foregoing, the Assumed Liabilities shall not include (i) operating leases under which Holdings remains liable, and (ii) liabilities related to alleged acts of illegal discrimination against customers in the Car Rental Business which are alleged to have occurred prior to the Separation Date.

                  "Car Rental Business" has the meaning specified in the first recital of this Agreement.

                  "Car Rental Subsidiaries" has the meaning specified in the first recital of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange
Commission.

                  "Computer Services Agreement" means the Computer Services Agreement dated as of the date hereof between WizCom and Rent A Car, pursuant to which WizCom has granted ARAC rights to use the Wizard System in the conduct of its car rental business and pursuant to which WizCom receives fees in exchange therefor as such agreement may be amended from time to time.

                  "Cost Sharing Agreement" means the Cost Sharing Agreement dated as of the date hereof between WizCom and ARAC, providing for certain matters relating to the sharing of space and support services, as such agreement may be amended from time to time.

                  "Covered Claims" means any claim that is of a type covered by insurance or self insurance of Holdings as in effect on the Separation Date and that is a type of claim specified as a covered claim on Schedule 5.6(a).

                  "Direct Car Rental Subsidiaries" has the meaning specified in the first recital of this Agreement.

                  "Employee Benefits Agreement" means the Employment Benefits & Other Employment Matters Allocation Agreement dated as of the date hereof between Holdings, HFS and ARAC, providing for certain matters relating to the allocation of employee benefits and related matters, as such agreement may be amended from time to time.

                  "Fleet Financing Program" means the approximately $3.5 billion asset-backed fleet financing program of ARAC being structured jointly by Chase Securities Inc. and Lehman Brothers Inc.

                  "Form S-1" means the registration statement on Form S-1 filed by ARAC with the Commission to effect the registration of the ARAC Common Stock pursuant to the Securities Act, as such registration statement may be amended from time to time.

                  "Franchise Agreements" means all franchise agreements to which Holdings or any Car Rental Subsidiary is a party, pursuant to which Holdings(either directly or through any such Car Rental Subsidiary) has granted franchise rights with respect to the operation of Avis car rental facilties, and in exchange therefor, receives franchise fees, royalties, license fees and service fees.


                  "Guarantees" means the guarantees of Holdings listed on Schedule 3 hereto.

                  "HFS" means HFS Incorporated, a Delaware corporation.

                  "Holdings" has the meaning specified in the Recitals.

                  "Holdings Liabilities" means all of (i) the Liabilities of Holdings under this Agreement, (ii) the Liabilities of Holdings (other than any ARAC Liabilities), arising after the Separation Date, (iii) liabilities related to alleged acts of illegal discrimination against customers in the Car Rental Business which are alleged to have occurred prior to the Separation Date, and
(iv) any liabilities for Taxes as for which ARAC is entitled to indemnification from HFS Incorporated pursuant to the Tax Disaffiliation Agreement.

                  "Holdings Transferred Assets" has the meaning specified in Section 2.1.

                  "Lease Agreements" means the Lease Agreements and Sublease Agreements, as the case may be, between WizCom and Rent A Car providing for the allocation of the executive and other offices of ARAC and WizCom, as such agreements may be amended from time to time.

                  "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever arising, including all costs and expenses (including reasonable attorney's fees) relating thereto under any law, rule, regulation, action, order or consent decree of any Governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  "Loss" has the meaning specified in Section 4.1.

                  "Master License Agreement" means the Master License Agreement dated as of the date hereof between Rent A Car and Holdings pursuant to which Holdings has granted franchise rights to Rent A Car with respect to the operation of Avis car rental facilities, and in exchange therefor receives royalties, license fees and service fees, as amended from time to time.

                  "New Credit Facilities" means a revolving credit facility in the amount of up to $125 million, a term loan facility in the amount of $120 million and a $225 million standby letter of credit facility, each with the Chase Manhattan Bank, as agent, and the other lenders thereto.

                  "Rent A Car" means Avis Rent A Car System, Inc., a wholly owned subsidiary of ARAC.

                  "Reservation Agreement" means the Reservation Services Agreement dated as of the date hereof between HFS and Rent A Car pursuant to which HFS is to provide certain reservation services to Rent A Car, as amended from time to time.

                  "Securities Act" means the Securities Act of
1933, as amended.

                  "Separation" has the meaning specified in the third recital of this Agreement.

                  "Separation Date" means the date determined by the Board of Directors of Holdings as the date on which the Separation shall be effected, which is contemplated to occur on or about September 22, 1997.

                  "System" shall have the meaning given to such term in the Master License Agreement.

                  "Tax" or "Taxes" shall have the meaning given to such term in the Tax Disaffiliation Agreement.

                  "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement dated as of the date hereof between HFS Incorporated and ARAC providing for certain tax related matters, as such agreement may be amended from time to time.

                  "Wizard Note" means the note, dated October 1996, made by Wizard Co., Inc. in the principal amount of $194,100,000.


                  "WizCom"   means  WizCom   International,   Ltd.,  a  Delaware
corporation and an indirect wholly owned subsidiary of HFS.

                  "WizCom Transferred Assets" means the assets and agreements identified on Schedule 4 hereto which were intended to be transferred on October 16, 1996 in connection with the acquisition of ARAC by HFS Incorporated.




                                             ARTICLE II

                                   TRANSFER OF CAR RENTAL BUSINESS

                  Section 2.1 Transfer of Assets. (a) Prior to the Separation Date, Holdings shall take or shall cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to ARAC of all of Holdings' and its subsidiaries' rights, title and interest in the assets listed below (collectively, the "ARAC Transferred Assets"):

                  (i) the shares of common stock and preferred stock, if any, of the Direct Car Rental Subsidiaries owned by Holdings as set forth on
         Schedule 1 hereto; and

                  (ii) all books, records and files of, or relating exclusively to, the Car Rental Business; provided, however, that Holdings shall retain access to such books, records and files to the extent required to carry out its obligations under the Master License Agreement.

                  (b) Prior to the Separation Date, ARAC shall take or shall cause to be taken all actions necessary to cause the transfer, assignment and conveyance to Holdings or its subsidiaries or affiliates of all of ARAC's and its subsidiaries, rights, title and interest in the assets listed below (collectively, the "Holdings Transferred
Assets"):

                  (i) the System;

                  (ii) the Franchise Agreements identified on
         Schedule 2 hereto;

                  (iii) the WizCom Transferred Assets; and

                  (iv) all books, records and files of, or relating to, the System, the Franchise Agreements identified on Schedule 2 hereto and the WizCom Transferred Assets; provided, however, that ARAC shall retain access to such books, records and files to the extent required to carry out its obligations under the Master License Agreement.


                  Section 2.2 Assignment and Assumption of Liabilities. Except as set forth in one or more of the Ancillary Agreements, from and after the Separation Date, (i) ARAC shall, and/or shall cause its subsidiaries to, assume, pay, perform and discharge in due course all of the ARAC Liabilities, and (ii) Holdings shall, and/or shall cause its subsidiaries to, assume, pay, perform and discharge in due course all of the Holdings Liabilities.

                  Section 2.3 Transfers Not Effected Prior to the Separation Date. To the extent any transfers contemplated by this Article II shall not have been fully effected prior to the Separation Date, Holdings and ARAC shall cooperate to effect such transfers as promptly as possible following the Separation Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities that by their terms or by operation of law cannot be transferred or assumed; provided, however, that Holdings and ARAC and their respective subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities as contemplated by this Article II. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Separation Date, the party retaining such asset or Liability shall thereafter hold such assets in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such

Liability for the account of the party to whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred, or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. Holdings and ARAC agree that, as of the Separation Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all of the rights, powers and privileges incidental thereto, that such party is entitled to acquire pursuant to the terms of this Agreement.

                  Section 2.4 No Representations or Warranties; Consents. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party, or as to the legal sufficiency to convey title to an asset transferred pursuant to this Agreement or an Ancillary Agreement, including, without limitation, any conveyancing or assumption instruments. It is also agreed and understood that there are no warranties whatsoever, express or implied, given by either party to this Agreement, as to the condition, quality, merchantability or fitness of any of the assets, businesses or other rights transferred or retained by the parties, as the case may be, and all such assets, businesses and other rights shall be "as is, where is" and "with all faults" (provided that the absence of warranties given by the parties shall not negate the allocation of Liabilities under this Agreement and shall have no effect on any manufacturers, sellers, or other third party warranties that are intended to be transferred with such assets). Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the taking of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets.

                  Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications contemplated by this Agreement, and shall take all such further actions as shall be deemed reasonably necessary to preserve for each of Holdings and ARAC, to the greatest extent reasonably feasible, consistent with this Agreement, the economic and operational benefits of the allocation of assets provided for in this Agreement. In case at any time after the Separation Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action, provided that any financial cost shall be borne by the party receiving the benefit of the action.

                  Section 2.5 Conveyancing and Stock Assumption Instruments. In connection with the asset and stock transfers and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute, or cause to be executed by the appropriate entities, conveyancing and assumption instruments, including appropriate releases and novations, in such forms as the parties shall reasonably agree, including deeds as may be appropriate, the assignment of trademarks and franchise rights, and the assignment and assumption of existing lease agreements. Any transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporations, or other legal entities involved and, to the extent required by applicable law, by notation on public registries.


                                             ARTICLE III

                                           THE SEPARATION

                  Section 3.1  Cooperation Prior to the Separation.
                  (a) Holdings and ARAC have prepared the Form S-1 which sets forth disclosure concerning ARAC, the Separation and other matters. Holdings and ARAC shall each use reasonable efforts to cause the Form S-1 to become effective under the Securities Act.

                  (b) Holdings and ARAC shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by the Employee Benefits Agreement.

                  (c) Holdings and ARAC shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

                  (d)  ARAC  has  prepared  and  filed  a  preliminary   listing
application with and will pursue the approval of the application to permit listing of the ARAC Common Stock on, the New York Stock Exchange.

                  Section 3.2  Conduct of Car Rental Business
Pending Separation.

                  (a) Prior to the Separation Date, the Car Rental Business shall be operated by Holdings and ARAC and its subsidiaries for the sole benefit of Holdings and its stockholder.

                  (b) Prior to the Separation Date, ARAC shall have no operations or conduct any business except as a holding company for Rent A Car and Reserve Claims Management Co. and in preparation for the consummation of the transactions contemplated by this Agreement.

                  Section 3.3 Holdings Board Action; Conditions Precedent to the Separation. Holdings' Board of Directors shall, in its discretion, establish any appropriate procedures in connection with the Separation. In no event shall the Separation occur unless the following conditions shall, unless waived by Holdings in its sole discretion, have been satisfied:

                  (a)  all necessary regulatory approvals and
         consents of third parties shall have been received;

                  (b)  the Form S-1 shall have been declared
         effective under the Securities Act;

                  (c)  the Fleet Financing Program and the New
         Credit Facilities shall be available;

                  (d) ARAC's Board of Directors, as named in the Form S-1 shall have been elected by Holdings, as sole stockholder of ARAC, and the ARAC Certificate and ARAC Bylaws shall be in effect;

                  (e) the ARAC Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                  (f) Holdings' Board of Directors shall have formally approved the Separation and shall not have abandoned, deferred or modified the Separation at any time prior to the Separation Date;

                  (g) the transactions  contemplated by Sections 2.1 and 2.2 and
         Article V shall have been consummated in all material respects and each of the Ancillary Agreements, in form and substance satisfactory to Holdings, shall have been executed by the parties thereto and each of the transactions contemplated by the Ancillary Agreements to be consummated on or prior to the Separation Date shall have been consummated;

                  (h) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the consummation of the Separation; and

                  (i) Holdings shall have been released from any liabilities, Guarantees or other obligations with respect to any indebtedness or otherwise of ARAC or its Subsidiaries;

provided, that the satisfaction of such conditions shall not create any obligation on the part of Holdings to effect the Separation or in any way limit Holdings' power of termination set forth in Section 7.1 or alter the consequences of any such termination from those specified in such Section.


                                             ARTICLE IV

                                           INDEMNIFICATION

                  Section 4.1 ARAC Indemnification of Holdings. Except as otherwise expressly provided in any of the Ancillary Agreements, from and after the Separation Date, ARAC and its subsidiaries (the "ARAC Indemnitors") shall jointly and severally indemnify, defend and hold harmless HFS, Holdings and their respective subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Holdings Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any or all such investigations or any and all Actions or threatened Actions) (collectively, "Losses") incurred or suffered by any of the Holdings Indemnitees and arising out of or related to the ARAC Liabilities. Losses shall include but not be limited to: (i) all amounts required to be reimbursed to an insurer for insurance proceeds previously paid by such insurer as a result of a Loss; (ii) all deductible amounts required to be paid under any insurance policy before coverage attaches for a Loss; (iii) all amounts paid to third parties in excess of insurance coverage; (iv) all other amounts not paid by insurers in connection with Losses; and (v) the cost of any action against insurers to obtain insurance coverage. Notwithstanding the foregoing, Losses shall not include expenditures made prior to the Separation.

                  Section 4.2 Holdings Indemnification of ARAC. Except as otherwise expressly provided in any of the Ancillary Agreements, from and after the Separation Date, Holdings and its subsidiaries (the "Holdings Indemnitors") shall indemnify, defend and hold harmless ARAC and its subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "ARAC Indemnitees") from and against any and all Losses incurred or suffered by any of the ARAC
Indemnitees and arising out of or related to the Holdings
Liabilities.

                  Section 4.3 Notice and Payment of Claims. If any Holdings Indemnitee or ARAC Indemnitee (the
"Indemnified Party") determines that it is or may be entitled to indemnification by the ARAC Indemnitors or the Holdings Indemnitors, as the case may be (the "Indemnifying Party"), under this Article IV (other than in connection with any Action subject to Section 4.4), the Indemnified
Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying
Party shall, within 30 days after receipt of such notice, either (i) pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) or (ii) object to the claim for indemnification or the amount thereof by giving the Indemnified Party written notice setting forth the grounds therefor. Any objection shall be resolved in accordance with Section 7.13. If the Indemnifying Party does not give such notice within such 30-day period, the Indemnifying
Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

                  Section 4.4 Notice and Defense of Third-Party Claims. Promptly following the earlier of (A) receipt of written notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (B) receipt of written information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 4.4 shall not relieve the Indemnifying Party of its obligations under this agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail and shall indicate the amount of the Loss that has been or will be sustained by the Indemnified Party.

         (a) Within 30 days after receipt of such notice, the Indemnifying Party may by giving written notice thereof to the Indemnified Party, (i) acknowledge liability for and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (ii) object to the claim of indemnification for such Third-Party Claim setting forth the grounds therefor. Any objection shall be resolved in accordance with Section 7.13. If the Indemnifying Party does not within such 30-day period give the Indemnified Party such notice, the Indemnifying Party shall be claimed to have acknowledged its liability for such Third-Party Claim.

         (b) Any defense of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to Holdings in the case of Holdings Indemnitees and ARAC in the case of ARAC Indemnitees. The Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense; provided that if the defendants or parties against which relief is sought in any such claim include both the Indemnifying Party and one or more Indemnified Parties and, in the reasonable judgment of Holdings in the case of Holdings Indemnitees and ARAC in the case of ARAC Indemnitees, a conflict of interest between such Indemnified Parties and such Indemnifying Party exists in respect of such claim, such Indemnified Parties shall have the right to employ one firm of counsel selected by Holdings for Holdings
Indemnities or ARAC for ARAC Indemnities and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party.

         (c) If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that without the prior written consent of Holdings in the case of Holdings

Indemnitees and ARAC in the case of ARAC Indemnitees, the Indemnifying Party may not agree to any such settlement unless as a condition to such settlement the Indemnified Party receives a written release from any and all liability relating to such Third-Party Claim and such settlement or compromise does not include any remedy or relief to be applied to or against the Indemnified Party, other than monetary damages for which the Indemnifying Party shall be responsible hereunder.

         (d) If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under this Article IV, Holdings in the case of Holdings Indemnitees and ARAC in the case of ARAC Indemnitees may pursue the defense of such Third-Party Claim and choose one firm of counsel in connection therewith. The Indemnifying Party is required to reimburse Holdings or ARAC, as the case may be, on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred by Holdings in the case of Holdings Indemnitees and ARAC in the case of ARAC Indemnitees in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto, provided that the Indemnifying Party shall not be liable for any settlement effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         (e) The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) no later than the later of (i) the date on which the Indemnified Party makes any payment in satisfaction (partial or otherwise) of the Third-Party Claim or (ii) the date on which such Indemnifying Party's objection, if any, to its responsibility for indemnification under this Article IV has been resolved pursuant to section 7.13 or by settlement or compromise or the final nonappealable judgment of a court of competent jurisdiction.

                  Section 4.5 Insurance Proceeds. The amount that any Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article IV shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Parties in reduction of the related Loss. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds, or other amounts in respect of such Loss as specified above, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received after deducting therefrom all of the Indemnifying Party's costs and expenses associated with such Loss.

                  Section 4.6 Contribution. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any Loss arising out of or related to information contained in or omitted from the Form S-1, then the ARAC Indemnitees, in lieu of indemnifying the Holdings Indemnitees, shall contribute to the amount paid or payable by the Holdings Indemnitees as a result of such Loss in such proportion as is appropriate to reflect the relative fault of ARAC, on the one hand, and Holdings, on the other hand, in connection with the statements or omissions which resulted in such Loss. The relative fault of the ARAC Indemnitees on the one hand and of the Holdings Indemnitees on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information concerning ARAC on the one hand or Holdings on the other hand.

                  Section 4.7 Subrogation. In the event of payment by an Indemnifying Party to any Indemnified Party in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the first place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Third-Party Claim. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  Section 4.8  No Third-Party Beneficiaries.  This
Article IV shall inure to the benefit of, and be enforceable by Holdings, the Holdings Indemnitees, ARAC and the ARAC Indemnitees and their respective successors and permitted assigns. The indemnification provided for by this Article IV shall not inure to the benefit of any other third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

                  Section 4.9 Remedies Cumulative. The remedies provided in this
Article IV shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against an Indemnifying Party. The procedures set forth in this Article IV, however, shall be the exclusive procedures governing any indemnity action brought under this Article IV or otherwise relating to Losses.

                  Section 4.10 Survival of Indemnities. The obligations of each of Holdings and ARAC under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other related to such assets, businesses or Liabilities.

                  Section 4.11 After-Tax Indemnification Payments. Except as otherwise expressly provided herein or in an Ancillary Agreement, indemnification payments made by either party under this Article shall give effect to, and be reduced by the value of, any and all applicable deductions, losses, credits, offsets or other items for Federal, state or other tax purposes attributable to the payment of the indemnified liability by the Indemnified Party.


                                              ARTICLE V

                                     CERTAIN ADDITIONAL MATTERS

                  Section 5.1 Intercompany Payables/Receivables. All intercompany amounts payable or receivable by Holdings or ARAC shall be settled on or before the Separation Date, other than amounts payable or receivable pursuant to the Ancillary Agreements.

                  Section 5.2  Ancillary Agreements.  On the date
hereof, Holdings and ARAC shall execute and deliver the Ancillary Agreements.

                  Section 5.3 ARAC Officers and Board of Directors. On or prior to the Separation Date, Holdings shall take and shall cause ARAC to take all actions necessary to appoint as officers and directors of ARAC those persons named in the Form S-1 to constitute the officers and directors of ARAC on the Separation Date.

                  Section 5.4 ARAC Certificate of Incorporation and By-laws. Prior to the Separation Date, Holdings shall take all action necessary to cause the certificate of incorporation and by-laws of ARAC to be amended and restated substantially in the form attached to the Form S-1 as exhibits thereto.

                  Section 5.5 Credit Facilities. (a) Prior to the Separation Date, Holdings and ARAC shall take all necessary action to replace the existing credit facilities and fleet financing arrangements so as to release Holdings from any liability or obligation with respect thereto from and after the Separation Date.

                  (b) Prior to the Separation Date, Holdings and ARAC shall take all necessary action to obtain the Fleet Financing Program and the New Credit Facilities.

                  (c) Prior to the Separation  Date,  ARAC and its  subsidiaries shall take all necessary action to release Holdings from any liabilities, Guarantees, or other obligations with respect to indebtedness or other obligations of ARAC or its subsidiaries, other than the obligations under the Ancillary Agreements.

                  Section 5.6  Insurance Policies and Claims
Administration.

                  (a) Maintenance of Insurance Coverage Prior to Separation Date. Holdings and ARAC shall use reasonable efforts to maintain in full force and effect at all times up to and including the Separation Date its current property and casualty insurance programs, including, without limitation, primary and excess general liability, automobile, workers' compensation, property and crime insurance policies (collectively, the "Policies" and individually, a "Policy"). Holdings and its subsidiaries shall retain with respect to any Covered Claims as set forth on Schedule 5.6(a) relating to periods prior to the Separation Date all of their respective rights, benefits and privileges, if any, under such Policies. To the extent not already provided for by the terms of a Policy, Holdings shall use reasonable efforts to cause ARAC and its subsidiaries, as appropriate, to be named as additional insureds under such Policy in respect of Covered Claims arising or relating to periods prior to the Separation Date; provided, however, that nothing contain herein shall be construed to require Holdings or any of its subsidiaries to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any such Policy to effect the naming of ARAC and its subsidiaries as such additional insureds.

                  (b) ARAC Responsible for Establishing Insurance Coverage On and After Separation Date. Commencing on and as of the Separation Date, ARAC and each of its subsidiaries shall be responsible for establishing and maintaining its own separate insurance programs (including, without limitation, primary and excess general liability, automobile, workers, compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for activities and claims relating to any period on or after the Separation Date involving ARAC or any of its subsidiaries. Notwithstanding any other agreement or understanding to the contrary, except as set forth in Section 5.6(c) with respect to claims administration and financial administration of the Policies, neither Holdings nor any of its subsidiaries shall have any responsibility for or obligation to ARAC or its subsidiaries relating to liability and casualty insurance matters for any period, whether prior to, at or after the Separation Date.

                  (c) Administration and Procedure. (i) ARAC or a subsidiary of ARAC, as appropriate, shall be responsible for the claims administration and financial administration of all Policies for Covered Claims relating to the assets, ownership or operation prior to the Separation Date of the Car Rental Business; provided, however, that such retention by ARAC of the Policies and the responsibility for claims administration and financial administration of the Policies are in no way intended to limit, inhibit or preclude any right to insurance coverage for any Covered Claims under the Policies by Holdings. ARAC or a subsidiary thereof, as appropriate, shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by ARAC and its subsidiaries for claims relating to any period on or after the Separation Date involving ARAC or any of its subsidiaries.

(ii) ARAC shall notify Holdings of any Covered Claim relating to ARAC or a subsidiary thereof under one or more of the Policies relating to a period prior to the Separation Date, and ARAC agrees to cooperate and coordinate with Holdings concerning any strategy Holdings may reasonably elect to pursue to secure coverage and payment for such Covered Claim by the appropriate insurance carrier. Notwithstanding anything contained herein, in any other agreement or applicable Policy or any understanding to the contrary, ARAC or an appropriate subsidiary thereof assumes responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges, as appropriate (collectively, "Insurance Charges"), whenever arising, which shall become due and payable under the terms and conditions of any applicable Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of ARAC or any of its subsidiaries, to the extent set forth in Section 5.6(a) and any such charges that relate to the period after the Separation Date. To the extent that the terms of any applicable Policy provide that Holdings or a subsidiary thereof, as appropriate, shall have an obligation to pay or guarantee the payment of any Insurance Charges, Holdings or such subsidiary shall be entitled to demand that ARAC or a subsidiary thereof make such payment directly to the person or entity entitled thereto. In connection with any such demand, Holdings shall submit to ARAC or a subsidiary thereof a copy of any invoice received by Holdings or a subsidiary pertaining to such Insurance Charges, together with appropriate supporting documentation, if available. In the event that ARAC or its subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Holdings or a subsidiary of Holdings, Holdings or a subsidiary of Holdings may (but shall not be required to) pay such Insurance Charges for and on behalf of ARAC or its subsidiary and, thereafter, ARAC or its subsidiary shall forthwith reimburse Holdings or such subsidiary of Holdings for such payment.



                                             ARTICLE VI

                                        ACCESS TO INFORMATION

                  Section 6.1 Provision of Corporate Records. Each of Holdings and ARAC shall arrange as soon as practicable following the Separation Date for the provision to the other of existing corporate governance documents (e.g. minute books, stock registers, stock certificates, documents of title, etc.) in its possession relating to the other or to its business and affairs.

                  Section 6.2 Access to Information. From and after the Separation Date, each of Holdings and ARAC shall afford the other, including its accountants, counsel and other designated representatives, reasonable access
(including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information in such party's possession relating to the business and affairs of the other (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by the other party including, without limitation, for audit, accounting and litigation purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                  Section 6.3 Litigation Cooperation. Each of Holdings and ARAC shall use reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other prior to the Separation Date in which the requesting party may from time to time be involved.

                  Section 6.4 Reimbursement. Each party providing witnesses under Section 6.3 to the other shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such witnesses.


                  Section 6.5 Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause each of its respective subsidiaries to, retain all information relating to the other party's business in accordance with the past practice of such party. Notwithstanding the foregoing, except as provided in the Tax Disaffiliation Agreement, any party may destroy or otherwise dispose of any information at any time, providing that, prior to such destruction or disposal, (a) such party shall provide no less than 30 days prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (b) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

                  Section 6.6 Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party, (b) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished, (c) information that typically would have been disclosed by Holdings or ARAC, as the case may be, in the ordinary course of business consistent with past practice or (d) information that may be disclosed pursuant to any Ancillary Agreement). Neither party shall release or disclose any such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree to comply with the provisions of this
Section 6.6;  provided,  that with respect to the matters identified on Schedule
6.6 hereof, no information may be disclosed by either party under any circumstance without the prior written consent of the other party hereto.

                  Section 6.7 Mail. After the Separation Date, each of Holdings and ARAC may receive mail, telegrams, packages and other communications property belonging to the other. Accordingly, at all times after the Separation Date, each of Holdings and ARAC authorizes the other to receive and open all mail, telegrams, packages and other communications received by it and not unambiguously intended for the other party or any of the other party's officers or directors specifically in their capacities as such, and to retain the same to the extent that they relate to the business of the receiving party or, to the extent that they do not relate to the business of the receiving party and do relate to the business of the other party, or to the extent that they relate to both businesses, the receiving party shall promptly contact the other party by telephone for delivery instructions and such mail, telegrams, packages or other communications (or, in case the same relate to both businesses, copies thereof) shall promptly be forwarded to the other party in accordance with its delivery instructions. The foregoing provisions of this Section 6.7 shall constitute full authorization to the postal authorities, all telegraph and courier companies and all other persons to make deliveries to Holdings or ARAC, as the case may be, addressed to either of them or to any of their officers or directors specifically in their capacities as such. The provisions of this Section 6.7 are not intended to and shall not be deemed to constitute an authorization by either Holdings or ARAC to permit the other to accept service of process on its behalf, and neither party is or shall be deemed to be the agent of the other for service of process purposes or for any other purpose.

                                             ARTICLE VII

                                            MISCELLANEOUS

                  Section 7.1 Termination. This Agreement may be terminated and the Separation deferred, modified or abandoned at any time prior to the Separation Date by and in the sole discretion of the Board of Directors of Holdings without the approval of ARAC. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

                  Section 7.2 Expenses. Except as specifically provided in this Agreement or in an Ancillary Agreement, all costs and expenses incurred in connection with the interpretation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring the expense. The determination of who has incurred an expense shall be made by the Chief Financial Officer of Holdings or HFS, which determination shall be binding and final upon each of the parties hereto and not subject to further review. In addition, it is understood and agreed that ARAC shall pay the legal, filing, accounting, printing and other out-of-pocket expenditures in connection with (i) the preparation, printing and filing of the Form S-1, (ii) obtaining the Fleet Financing Program and (iii) obtaining the New Credit Facilities.

                  Section 7.3 Notices. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

                                    If to Holdings, to:

                                            HFS Car Rental, Inc.
                                            c/o HFS Incorporated
                                            6 Sylvan Way
                                            Parsippany, NJ  07054
                                            Attn: General Counsel
                                            Telecopy Number: (973) 428-6057

                                    If to ARAC, to:

                                            Avis Rent A Car, Inc.
                                            900 Old Country Road
                                            Garden City, NY  11530
                                            Attn: General Counsel
                                            Telecopy Number: (516) 222-3751

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

                  Section 7.4 Amendment and Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

                  Section 7.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

                  Section 7.6 Governing Law; Jurisdiction; Forum. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflicts of law rules of such state. Each party hereto expressly submits and consents in advance to the non-exclusive jurisdiction of the State and Federal courts sitting in the City of New York, Borough of Manhattan, State of New York, in any action to enforce an arbitration agreement or award, or action seeking a pre- arbitral injunction, pre-arbitral attachment or other order in aid of arbitration, and hereby waives any claim that any such state or federal court is an inconvenient or improper forum.

                  Section 7.7  Entire Agreement.  This Agreement
including the schedules hereto, together with the Ancillary
Agreements, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreements, the provisions of such Ancillary Agreement shall prevail.

                  Section 7.8 Parties in Interest. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than Holdings and ARAC, and Holdings Indemnitees and ARAC Indemnitees under Article IV hereof.

                  Section 7.9 Tax Disaffiliation Agreement. Notwithstanding any other provision of this Agreement to the contrary, any and all matters relating to Taxes shall be exclusively governed by the Tax Disaffiliation Agreement.

                  Section 7.10 Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this
Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its business.

                  Section  7.11  Exhibits  and   Schedules.   The  Exhibits  and
Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  Section 7.12 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                  Section 7.13 Dispute Resolution. (a) Resolution of any and all disputes arising out of or relating to this Agreement or any of the Ancillary Agreements, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability (collectively, "Disputes") shall be exclusively governed by and settled in accordance with the provisions of this
Section 7.13; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

                  (b) Holdings or ARAC (each a "Party") may commence proceedings hereunder by delivering a written notice to the other Party providing a reasonable description of the Dispute to the other (the "Demand").

                  (c) Within 10 days following receipt by a Party of a Demand, the Dispute shall be referred to representatives of the parties for resolution, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the Dispute. If the Representatives do not agree upon a resolution within thirty (30) calendar days after receipt by a Party of a Demand, each of Holdings and ARAC shall be free to exercise the remedies available to them under Section 7.13(d).

                  (d) The Parties hereby agree to submit all Disputes not resolved by negotiation pursuant to Section 7.13(c) for resolution by arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. Except as expressly provided otherwise in this Agreement, the arbitration shall be conducted in New York, New York by three arbitrators (the "Panel") in accordance with the JAMS/Endispute Comprehensive Arbitration Rules and Procedures then in effect as amended herein. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1, et seq. Notwithstanding the foregoing (a) each Party shall have the right to examine the books and records of the other Party that are reasonably related to the Dispute; (b) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (c) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact, and depositions, the nature and extent of which discovery shall be determined by the Panel, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost effective. The Panel shall complete all hearings not later than ninety
(90) days after its appointment. The award shall be in writing and shall specify the facts and law on which it is based. The arbitrators shall not be empowered to award to any party any consequential damages, lost profits or punitive damages in connection with any Dispute and each party hereby irrevocably waives any right to recover such damages. Judgment upon any award may be entered in any court having jurisdiction thereof.

                  Section 7.14 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.


                                                     HFS CAR RENTAL, INC.


                                                     By:__________________
                                                              Name:
                                                              Title:




                                                     AVIS RENT A CAR, INC.


                                                     By:____________________
                                                              Name:
                                                              Title:

                                                                      Schedule 1


                                               AVIS RENT A CAR, INC.
                                                   SUBSIDIARIES

Avis Rent A Car, Inc. f/k/a                                             Delaware
Rental Car System Holdings, Inc.

Subsidiaries (100% owned):

Avis Rent A Car System, Inc.                                            Delaware

Subsidiaries (100% owned):

         1.       Avis International, Ltd.                              Delaware
                  Subsidiaries (100% owned):

                  ( a )    Avis Management Pty. Limited                Australia

                           Subsidiary (100% owned):

                           -We Try Harder Pty. Limited                 Australia

                           -Chaconne Pty. Limited                      Australia

                           -W.T.H. Pty. Limited                        Australia

                           Subsidiaries:

                           -Auto Accident Consultants Pty.             Australia
                            Limited (100% owned)

                           -W.T.H. Fleet Leasing Pty. Limited          Australia
                                    (ownership shared with parent)

                           -Avis Services Pty. Ltd.                    Australia
                                               (100% owned)

                  ( b )    Avis Management Services, Limited            Delaware

                  ( c )    Arbitra S.A.                               Argentina

                  ( d )    Avis Caribbean, Limited                      Delaware

                           Subsidiaries (100% owned):

                           -Avis Rent A Car de Puerto Rico, Inc.     Puerto Rico

                           -Virgin Islands Enterprises, Inc.      Virgin Islands

                  ( e )    Avis Asia and Pacific, Limited               Delaware

                           Subsidiary (100% owned)

                           -Avis Rent A Car Limited                  New Zealand
                               subsidiary (100% owned)
                           - Altra Auto Rental Limited               New Zealand

                  ( f )    WTH Canada, Inc.                               Canada

                           Subsidiary (100% owned):

                           -Aviscar Inc.                                  Canada
                                   subsidiary ( 100% owned)
                           - Avis Services Canada, Inc.                   Canada

                  ( g )    Avis Rent A Car (Hong Kong) Ltd.           Hong Kong

                           Subsidiaries (less than 100% owned):

                           National Car Rentals (Private) Limited
                              (29% owned)*                             Singapore

                           Sistem Sewa Kereta Malaysia Sdn. Bhd.
                              (25% owned)*                              Malaysia

         -----------
         *By agreement with Avis Europe Limited ("AEL"), shares in these companies will be transferred to AEL as soon as the other shareholders consent to such transfer.

Avis International, Ltd.

                  Subsidiaries (less than 100% owned):

                  West Indies Car Rental Limited (49% owned)             Jamaica

2.       Avis Enterprises, Inc. f/k/a Avis Leasing Corporation          Delaware

                  Subsidiaries (100% owned)

                           ( a)     Avis Service, Inc.                  Delaware

                           ( b )    Avis Lube, Inc.                     Delaware

3.       Pathfinder Insurance Company                                   Colorado

4.       PF Claims Management, Ltd.                                     Delaware

5.       Avis Leasing Corporation                                       Delaware

6.       Zam, Inc.                                                 West Virginia

7.       Global Excess & Reinsurance Ltd.                                Bermuda

8.       Constellation Reinsurance Company Limited                      Barbados

9.       We Try Harder Japan Co., Ltd.                                     Japan

10.      Servicios Avis S.A.                                              Mexico

11.      Avis Rent A Car Limited                                            Fiji

12.      Avis Rent A Car Sdn. Bhd.                                      Malaysia

13.      Avis Rent A Car Sdn. Bhd.                                     Singapore

14.      Avis Rent A Car Limited                                         Vanuatu

Avis Rent A Car, Inc. f/k/a
Rental Car System Holdings, Inc.

         Subsidiaries (less than 100% owned):

                  Reserve Claims Management Co. f/k/a Avis Leasing      Delaware
                  International, Ltd.

                                                  JOINT VENTURES


Sistem Sewa Kereta Malaysia Sdn. Bhd.
40 Jalan Sultan Ismail
50250 Kuala Lumpur
Malaysia

         Capitalization:   Authorized:        5,000,000
                                    Issued:   2,000,000

         Shareholders:              Avis Rent A Car (Hong Kong) Ltd.         25%
                                    Melewar Leisure Sdn. Bhd.                75%

West Indies Car Rental Ltd.
3 Oxford Road
Kingston 3
Jamaica, West Indies

         Capitalization             Authorized:      100,000 shares> at $0.10
                                    Issued: 100,000 shares> Jamaican

         Shareholders:              Hilsons Limited:                      50,000
                                    Avis International, Ltd.              49,000
                                    Peter George Mais, Esq.                1,000

National Car Rentals (Private) Limited
325 Telok Blangah Road
Singapore 0409

         Capitalization  Authorized:      900,000 ordinary shares at $1.00
                         Issued: 810,000

         Shareholders:     Avis Rent A Car (Hong Kong) Ltd.            234,000
                           Goodwood Hotels Corporation (Pte) Ltd.      180,000
                           Herbie Lim Pte. Ltd.                         63,000
                           Straits Steamship Co. Ltd.                  333,000

                                                                  Schedule 2

                                       TERRITORIES OF OTHER SYSTEM LICENSEES


                                           AVIS RENT A CAR SYSTEM, INC.
                                           FRANCHISED LICENSEE LOCATIONS
                                                  REVISED 7/1/97

"1955" Type Franchise Agreements                     292
"1992" Type Franchise Agreements                     17
Letter Agreements (1955) Type                                 3
Agency Agreements (1955) Type                                 1
"1955" Type Truck Franchise Agreements                        134





           CITY-STATE                                 DATE         TYPE

1          Birmingham, AL                            Sep-59          B

                 Anniston, AL                        Nov-69          C

                 Tuscaloosa, AL                      Mar-66          B

                 Columbus, GA                        Aug-83          C

2          Dothan, AL                                May-74          C

3          Huntsville, AL                            Apr-56          B

                 Decatur, AL                         Feb-64          B

                 Florence, AL                        Apr-87          C

4          Mobile, AL                                May-63          C

           Point Clear, AL                           Aug-69          C

5          Montgomery, AL                            Oct-51          B

                 Columbia, SC                        Oct-59          B

                 Camden, SC                          Sep-61          B

                 Sumter/Selma, AL                    Oct-73          C

                 Greenville, AL                      Feb-79          C

                 Macon, GA                           May-96      New Agreement

                 Greenwood, SC                       May-96      New Agreement

6          Little Rock, AR                           Sep-52          B

                 El Dorado, AR                       May-68          B

                 Fayetteville, AR                    Oct-70          C

                 Fort Smith, AR                      Sep-64          B

                 Harrison, AR                        Jun-75          C

                 Hot Springs, AR                     Jan-62          B

                 Jonesboro, AR                       Dec-61          C

                 Pine Bluff, AR                      Dec-55          B

                 Stuttgart, AR                       Nov-56          C

                 Texarkana, AR                       May-72          C

                 Savannah, GA                        Jan-87          B

                 Midland, TX                         Dec-90          B

                 Abilene, TX                         Dec-90          B

                 San Angelo, TX                      Dec-90          C

                 Clovis, NM                          Dec-90          C

                 Albany, GA                          Apr-94          B

7          Los Angeles, CA                           Jan-53          C

                 Arcadia, CA                         Oct-79          C

                 Alhambra, CA                        Oct-79          C

                 Azusa, CA                           Oct-79          C

                 Bakersfield, CA                     Oct-78          B

                 Beverly Hills, CA                   May-56          C

                 Bishop, CA                          Aug-76          C

                 Burbank, CA                         Jan-56          C

                 Coronado, CA                        May-56          C

                 Culver City, CA                     Jun-61          C

                 Disneyland, CA                      Aug-61          C

                 Glendale, CA                        May-56          C

                 Glendora, CA                        Oct-79          C

                 Imperial, CA                        Jul-80          C

                 Lancaster, CA                       Jan-56          C

                 Lennox, CA                          Dec-77          C

                 Long Beach, CA                      Jan-56          C

                 Marina Del Rey, CA                  Feb-78          C

                 Monrovia, CA                        Oct-79          C

                 Montebello, CA                      Oct-79          C

                 Monterey Parks, CA                  Oct-79          C

                 Oceanside, CA                       Sep-78          B

                 Oxnard, CA                          Jul-60          C

                 Palm Desert, CA                     Jul-74          C

                 Palm Springs, CA                    May-56          C

                 Pasedena, CA                        Jan-56          C

                 Pico Rivera, CA                     Oct-79          C

                 Ridgecrest, CA                      Sep-72          B%

                 San Diego, Ca                       Jan-56          C

                 Santa Barbara, CA                   Jan-56          C

                 Santa Monica, CA                    Jan-56          C

                 South Gate, CA                      Jun-61          C

                 Thousand Oaks, CA                   Jan-75          C

                 Van Nuys, CA                        Nov-67          C

                 Ventura, CA                         Mar-61          C

                 Vernon, CA                          Jun-61          C

                 Victorville, CA                     Sep-72          B

                 West Covina, CA                     Oct-79          C

                 Whittier, CA                        Oct-79          C

                 Yuma, AZ                            Jul-80          B

                 Las Vegas, NV                       Jan-56          B

                 Barstow, CA                         Nov-87          B

8          McKinleyville, CA                         Jul-93          C

9          St. Simons Island, GA                     May-61          C

                 Brunswick, GA                       May-61          C

10         Valdosta, GA                              Nov-77          C

11         Galesburg, IL                             Mar-82          C

12         Evansville, IN                            Sep-54          B

13         Valparaiso, IN                            Feb-71          B

14         Burlington, IA                            Dec-73          C

15         Cedar Rapids, IA                          Nov-60          C

16         Davenport, IA                             May-68          C

                 Dubuque, IA                         Jan-75          C

                 Waterloo, IA                        May-78          C

                 Peoria, IL                          Jan-87          B

                 Bloomington, IL                     Jan-87          C

                 Champaign, IL                       Jan-87          B

                 Decatur, IL                         Jan-87          B

                 Pekin, IL                           Jan-87          C

                 Springfield, IL                     Jan-87          B

                 Danville, IL                        Jan-87          B

17         Dex Moines, IA                            Jan-63          C

18         Sioux City, IA                            May-90          C

19         North Platte, NE                          Apr-89          C

20         Salina, KS                                Dec-94          C

                 Hays, KS                            Dec-96          C

                 Great Bend, KS                      Feb-96          C

                 Independence, KS                    Dec-95      New Agreement

                 Topeka, KS                          Dec-95      New Agreement

                 McPherson, KS                       Dec-95      New Agreement

21         Garden City, KS                           Aug-85          C

                 Liberal, KS                         Feb-84          C

22         Lexington, KY                             Sep-56          B

                 Frankfort, KY                       Dec-61          B

23         Alexandria, LA                            Jan-78          C

                 Gulfport, MS                        Feb-84          C

24         Shreveport, LA                            Aug-54          B

                 Monroe, LA                          Jun-57          B

25         Presque Isle, ME                          Jun-73          C

26         Alpena, MI                                Aug-71          C

                 Salt Ste. Marie, MI                 Jun-74          B

27         Hancock, MI                               Apr-56          C

28         Iron Mountain, MI                         Jun-60          C

29         Kalamazoo, MI                             Feb-72          C

                 Benton, MI                          Aug-76          C

                 Traverse City, MI                   Jun-73          C

30         Pellston, MI                              Aug-89          C

                 Charlevoix, MI                      Jun-91          C

                 Gaylord, MI                         Aug-91          C

31         Duluth, MN                                Jan-65          B

                 Rhinelander, WI                     May-85          C

                 International Falls, MN             Apr-95     New Agreement

                 Bemidji, MN                         Apr-95     New Agreement

                 Hibbing, MN                         Apr-95     New Agreement

                 Eveleth, MN                         Apr-95     New Agreement

                 Marquette, MI                       Jun-96     New Agreement

                 Brainerd, MN                        Jun-96     New Agreement

32         Rochester, MN                             Dec-60          B

                 Stevens Point, WI                   Aug-81          C

                 Eau Claire, WI                      Aug-81          C

                 Land O'Lakes, WI                    Aug-81          C

                 Marshfield, WI                      Aug-81          C

                 Wausau, WI                          Aug-81          C

33         Springfield, MO                           Mar-70          C

                 Branson, MO                         Apr-78          C

                 Joplin, MO                          May-84          C

34         Butte, MT                                 Jan-87          C

                 Helena, MT                          Jan-90          C

                 Glacier Park, MT                    May-94          C

                 Great Falls, MT                     May-94          C

35         Glendive, MT                              Jul-87          C

                 Sidney, MT                          Jul-87          C

36         Missoula, MT                              Sep-89          C

                 Kalispell, MT                       Sep-89          C

                 Billings, MT                        Feb-95          C

37         McCook, NE                                Aug-72          C

38         Manchester, NH                            Jun-75          C

                 Hampton, NH                         Apr-78          C

                 Nashua, NH                          Jun-75          C

                 Salem, NH                           Jun-76          C

                 Brattleboro, VT                     Jul-76          C

                 Merrimack, NH                       May-82     Letter Agreement

                 Laconia, NH                         Oct-82     Letter Agreement

                 Keene, NH                           Dec-89          C

39         Matawan, NJ                               Nov-64          B

                 Freehold, NJ                        Oct-60          B

                 Lakewood, NJ                        Oct-60          B

                 Point Pleasant, NJ                  Oct-60          B

                 Port Monmouth, NJ                   Nov-64          B

                 Sayreville, NJ                      Dec-62          B

                 Toms River, NJ                      Oct-60          B

                 Red Bank, NJ                        Jun-91          B

                 Eatontown, NJ                       May-93      New Agreement

                 Wall, NJ                            Apr-95      New Agreement

40         Piscataway (Plain), NJ                    Jun-57          B

                 Cranford, NJ                        Feb-58          B

                 Dover, NJ                           Dec-61          B

                 East Orange, NJ                    Aug-74 (Truck)   T

                 Flemington, NJ                      Jun-62          B

                 Fort Lee, NJ                        Jun-61          T

                 Hackettstown, NJ                    Dec-61          B

                 Linden, NJ                          Aug-60          B

                 Madison, NJ                         May-65          B

                 Millburn, NJ                        Aug-74          B

                 Montclair, NJ                       Jul-61          B

                 Morristown, NJ                      Aug-60          B

                 New Brunswick, NJ                   Apr-60          B

                 Oakland, NJ                         Aug-74 (Truck)  T

                 Troy Hills, NJ                      Aug-74          B

                 Perth Amboy, NJ                     Aug-60          B

                 Rahway, NJ                          Sep-60          B

                 Ridgefield, NJ                      Jul-61          B

                 Ridgewood, NJ                       Jul-61          B

                 Saddle Brook, NJ                    Aug-74 (Truck)  T

                 Somerville, NJ                       Mar-58          B

                 Springfield, NJ                      Aug-74          B

                 Roxbury, NJ                          Aug-74          B

                 Summit, NJ                           May-61          B

                 Union, NJ                            Jan-60          B

                 Port Jervis, NJ                      Dec-61          B

                 West Orange, NJ                      Aug-81          C

41         Roswell, NM                                Feb-84          C

                 Santa Fe, NM                         Apr-65          C

                 Los Alamos, NM                       Apr-66          C

                 Alamogordo, NM                       Apr-95      New Agreement

42         Albany, NY                                 Dec-64          B

                 Schenectady, NY                      Dec-64          B

                 Troy, Watervliet, NY                 Dec-64          B

                 Rutland, VT                          Sep-91          C

                 Hanover, NH                          Oct-95          B

                 Springfield, VT                      Aug-96

43         Plattsburgh, NY                            Sep-82          C

                 Lake Placid, NY                      Sep-82          B

44         White Plains, NY                           Jan-61          B

                 Larchmont, NY                        Jan-61          B

                 Mamaroneck, NY                       May-76          B

                 Rye, Tarrytown, NY                   Jan-61          B

                 Scarsdale, NY                        Jan-61          B

45         Wilmington, NC                             Nov-71          B%

                 Florence, SC                         Sep-74          B%

                 Rocky Mount, NC                      Sep-86          B

                 Goldsboro, NC                        Sep-86          B

                 Greenville, NC                       Sep-86          C

                 Kinston, NC                          Sep-86          B

                 Jacksonville, NC                     Sep-86          C

                 Morehead City, NC                    Sep-86          B

                 New Bern, NC                         Sep-86          B

46         Bismarck, ND                               Oct-64          B

47         Fargo, ND                                  Oct-71          C

48         Grand Forks, ND                            Dec-88          C

49         Jamestown, ND                              Dec-85          C

50         Minot, ND                                  Jan-81          C

                 Williston, ND                        Jun-81          C

                 Aberdeen, SD                         Jul-77          C

51         Cambridge, OH                              Jan-87          C

52         Lima, OH                                   Dec-82          C

53         Enid, OK                                   Jul-63          C

54         Medford, OR                                Dec-91          C

55         Harrisburg, PA                             Sep-66          B%

                 State College, PA                    Mar-94      New Agreement

                 Mechanicsburgh, PA                   Mar-94      New Agreement

                 Hershey, PA                          Mar-94      New Agreement

56         Lancaster, PA                              Mar-57          C

57         New Kensington, PA                         Apr-59          B

                 Monroeville, PA                      Apr-59          B

                 Oakmont, PA                          Feb-61          B

                 Vandergrift, PA                      Feb-61          T

                 Wilkensburg, PA                      Feb-61          B

58         Greensburg, PA                             Jul-88          B

                 Waltz Mills, PA                      Feb-92    Agency Agreement

59         Pierre, SD                                 Apr-79          C

60         Rapid City, SD                             Feb-92          C

                 Sioux Falls, SD                      Aug-95          C

61         Kingsport, TN                              Apr-81          B%

                 Greenville, TN                       Oct-81          C

62         Nashville, TN                              Jun-65          C

                 Chattanooga, TN                      Jun-65          C

                 Knoxville, TN                        Oct-76          C

                 Memphis, TN                          Jun-65          C

                 Olive Branch, MS                     Jul-76          C

63         Amarillo, TX                               Jan-78          B

                 Lubbock, TX                          Jun-75          B

64         Corpus Christi, TX                         Jan-56          B

                 Brownsville, TX                      Jan-56          B

                 Harlingen, TX                        Jan-56          B

                 McAllen, TX                          Jan-56          B

                 Rockport, TX                         Apr-81          C

                 S. Padre Island, TX                  May-79          C

                 Victoria, TX                         Feb-56          B

                 Laredo, TX                           Dec-92          B

65         Dallas, TX                                 Jan-56          B

                 Austin, TX                           Apr-56          B

                 Fort Worth, TX                       Mar-56          B

                 San Antonio, TX                      Jul-57          B

66         Ogden, UT                                  Apr-94          B

67         St. George, UT                             Oct-74          C

                 Cedar City, UT                       Sep-77          C

                 Page, AZ                             May-75          C

                 Vernal, UT                           Feb-82          C

                 Ely, NV                              Mar-82   Letter Agreement

                 Elko, NV                             Oct-79          C

68         Burlington, VT                             Feb-63          C

69         Richmond, VA                               Mar-56          B

                 Charlottesville, VA                  Sep-58          B

                 Harrisonville, VA                    Jul-65          B

                 Lynchburg, VA                        Dec-61          B

                 Newport, VA                          May-57          B

                 Petersburg, VA                       Jul-65          B

                 Waynesboro, VA                       Apr-60          B

                 Salisbury, MD                        May-87          B%

                 Cambridge, Easton, MD                May-87          C

                 Dover, DE                            May-87          B%

                 Seaford, DE                          May-87          C

70         Roanoke, VA                                Apr-79          B

                 Bluefield, WV                        Feb-81          C

                 W. Sulpher Sprs, WV                  Dec-81          C

                 Clarksburg, WV                       Aug-83          B

                 Fairmount, WV                        Aug-83          B

                 Morgantown, WV                       Aug-83          B

                 Columbus, MS                         Oct-86          C

                 Paducah, KY                          Aug-77          C

                 Greenville, MS                       Jan-90          C

                 Longview, TX                         Feb-90          C

                 Tyler, TX                            Feb-90          C

                 Killeen, TX                          Mar-91          C

                 College Station, TX                  Jan-91          C

                 Temple, TX                           Mar-91          C

                 Waco, TX                             Oct-90          C

                 Meridan, MS                          Sep-91          B

71         Appleton, WI                               Oct-58          C

                 Green Bay, WI                        Jul-63          C

                 Madison, WI                          Jun-72          C

                 Wisconsin Dells, WI                  Apr-78          C

                 Menominee, MI                        Jan-73          C

                 Sturgeon Bay, WI                     Sep-68          C

                 LaCrosse, WI                         Mar-85          C

72         Casper, WY                                 Jul-65          C

                 Laramie, WY                          Jul-76          C

                 Riverton, WY                         Dec-69          B

                 Cody, WY                             Mar-89          B

73         Sheridan, WY                               Jul-78          B

                 Gillette, WY                         Jul-78          B%

74         Anchorage, AK                              Apr-56          B%

                 Fairbanks, AK                        Apr-56          B%

                 Juneau, AK                           Apr-56          B%

                 Kodiak, AK                           Apr-56          B%

75         Craig, CO                                  Sep-68          T

76         Kelso, WA                                  Feb-69          T


                                           ARACS LICENSEES - CAR RENTAL

 Country                                                                                                          Expiration
Caribbean       Licensee Name                              Address                                                Date


Anguilla        Apex Car Rental, Ltd.                      P.O. Box 93, The Valley, Anguilla                      31 DEC 02

Antigua         Gomes Enterprises, Ltd.                    P.O. Box 849, St. John's                               31 DEC 99

Aruba           ASHA, N.V.                                 P.O. Box 254, Oranjestad                               31 DEC 98

Bahamas         Windsor Servicentor, Ltd.                  One West Bay, P.O. Box CB 13999, Nassau                      YTY

Bonaire         Drive Yourself(Bonaire), N.V.              Strocofa, Zeelandia, Curacao                           31 DEC 97

Cayman Brac     T&D Auto Rentals                           P.O. Box 400, Georgetown, Grand Cayman,                31 DEC 01
                                                           Cayman Islands

Curacao         Drive Yourself (Curacao), N.V.             Stracoba, Zeelandia                                    31 DEC 97

Dominica        A.C. Shillingford & Co., Ltd.              P.O. Box 123, Roseau                                   31 DEC 99

Dominican Rep.  Servicolt C. por A.                        P.O. Box 176-9, Santo Domingo                          31 DEC 97

French Guiana   Cefber, S.A.R.L.                           7, lot La Desireee, 97351, Matoury                     31 DEC 00

Grand Cayman    David Foster/Stephen Foster                P.O. Box 400, Airport Road, Georgetown                 31 DEC 01
                (Partnership)

Grenada         Spice Isle Rentals, Ltd.                   P.O. Box 82, St. George's                              31 DEC 00

Guadeloupe      Cie. Generade de Location, S.A.R.L.        Rue F. Forest, Z.I. Jarry                              31 DEC 00

Haiti           Soc. Haitienne de Commerce                 P.O. Box 15554, Petionville                            31 DEC 99

Martinique      Cie.Martiniquaise de Locations, S.A.R.L.   Auto GM 2I La Lezarde, 97232, Lamenting                31 DEC 00

Nevis           Holiday Car Rentals, Ltd.                  P.O. Box 45, Basseterre, St. Kitts, W.I.               31 DEC 00

Providenciales  Provo Auto Supply, Ltd.                    P.O. Box, Providenciales, Turks & Caicos               31 DEC 00

St. Barthelemy  Robert J. Ledee                            P.O. Box 561, 97133 St. Jean                           31 DEC 99

St. Eustatius   Mercury Transport (Statia), N.V.           Lampweg #1                                             31 DEC 00

St. John V.I.   V.I. Miscellaneous Services, Inc.          P.O. Box 1388, Cruz Bay, St. John, USVI 00830          31 DEC 00

St. Kitts       Holiday Car Rentals, Ltd.                   P.O. Box 45, Basseterre                                31 DEC 99

St. Lucia       Sun Drive Rentals, Ltd.                     P.O. Box 1010, Castries                                31 DEC 99

St. Maarten     Mercury Transport, N.V.                     P.O. Box 2015, Phillipsburg                            31 DEC 98

St. Vincent     Systems Car Rental                          Paul's Ave. Kingstown, St. Vincent                     31 DEC 02

Tortola, B.V.I. Auto Parts & Sales, Ltd.                    P.O. Box 344, Road Town                                31 DEC 98









Central America

Belize          Eco Rental, Ltd.                            P.O. Box 1007, Poinsetta Rd., Ladyville                 31 DEC98

Costa Rica      Linea de Accion, S.A.                       Agencia Mazda, La Uruca, San Jose                            YTY

Guatemala       Arrendadora de Guatemala                    12 Calle 2-73 Zona 9 Guatemala City                      31DEC01

Honduras        Arrandadora de Vehiculos, S.A.              P.O. Box 1208, Tegucigalpa                               31DEC99


Mexico          Comercial Arriete S.A.                      Apartado 656, 97000 Merida, Yucatan                      31JAN07

Panama          Rent A Car Panamena, S.A.                   Distribuidora David, Via Simon Bolivar                   31DEC01
                                                            Calle 12 de Octubre, Panama

South America

Chile           Servic, S.A.                                San Pablo 9900, Santiago                                 31DEC01

Colombia        Autosolving                                 Avenida 15 - No. 101 - 45, Bogota                        31DEC99

Ecuador         Turismo, Carros y Botes Cia., Ltda.         P.O. Box 6877, Guayaquil                                 31DEC97

Peru            Vea Peru, S.A.                              Ave. Javier Prado Este 5235, Lima 12                     31DEC98

Suriname        Para Rent A Car, Ltd.                       Fred O'kirkstraat 11, Paramaribo, Suriname               31DEC02

Uruguay         Urucar, S.A.                                Yaguaron 1527, Montevideo                                30SEP99

Venezuela       Dorado Rent A Car, C.A.                     Ave. Libertador Esq. Ave. Principal                      31DEC01
                                                                        de Bello Campo, Caracas







                                                                      Schedule 3




                                             GUARANTEES



          1. Guaranty dated December 31, 1996 in favor of Scotiabank de Puerto Rico with respect to the obligations of Avis Rent A Car de Puerto Rico, Inc.

          2. Guaranty dated 31 August 1995 in favor of the Participants and Agents under a Bill Facility Agreement dated 15 April 1994, as amended by the Amendment Agreement dated 31 August 1995 with respect to the obligations of W.T.H. Pty. Limited. 3. Letter of Guarantee* dated May 14, 1996 in favor of OCBC Bank (Malaysia) Berhad with respect to the obligations of Sister Sewa Kereta (but not exceeding 25% of such obligations). 4. Deed of Guarantee and Indemnity* dated February 15, 1990 in favor of Malayan Banking Berhad with respect to the obligations of Sister Sewa Kereta (but not exceeding 40% of such obligations).




         ------------
         *Obligations of Avis,  Inc. to be assumed by Avis  Investment  Services
          Limited ("AIS") by Agreement dated 4 April, 1997 among AIS, Avis Rent A Car (Hong Kong) Limited and Avis Rent A Car System, Inc.

                                                                Schedule 4


                                      WIZCOM TRANSFERRED ASSETS


                  (i)      All Wizard System Agreements

                  (ii)     All Computer Services Agreements

                  (iii)    All Homepage Agreements

                  (iv)     The following proprietary software:

                           Fleet System:

                                    Fleet Distribution Model
                                    Fleet Planning
                                    Field Fleet Reporting System
                                    Title Tracking Request
                                    Electronic Repair Order
                                    Fleet Receivables
                                    Invoice System
                                    Fleet Reporting System
                                    Make Model Database
                                    Pre-Delivery Inspection
                                    Vehicle On-Line Transaction System
                                            Purchase Order Database
                                            Vehicle Order Database
                                    Vehicle Order Status
                                    Department of Sanitation System
                                    Fleet Reconciliation System
                                    Group Rate Depreciation System
                                    Harris County Tax System
                                    Insurance System
                                    Licensee Reporting System
                                    Vehicle Damage Claims

                           SALES AND MARKETING SYSTEM

                                    Pricing Model
                                    IRDB
                                    Coupon Reporting
                                    Worldwide Prestige Insurance
                                    Chairman's Tracking System
                                    CEO Tracking System
                                    Automated Fulfillment System
                                    Brochure Request System
                                    Wizard Credit Link
                                    CAW Corporate Awards System
                                    PSI (for Preferred Supplier Agreements)
                                    Sales Incentive System
                                            EMP Sales Employee Database
                                            STC Sales STC Database

                           FINANCIAL MANAGEMENT SYSTEM

                                    Accounts  Payable (AP)
                                    General  Ledger (GL)
                                    Money  Management System (MMS)
                                    Time  and Attendance (TAA)
                                    Rental Agreement Processing
                                    Rental Number System
                                    Balance  Forward System
                                    Register  Miscellaneous Reporting
                                    Open Item System
                                    Travel Agency System
                                    Cash Application System
                                    Invoicing
                                    Licensee Chargebacks
                                    Country Company database
                                    Club Red
                                    Preferred Supplier
                                    AIM
                                    International Direct Sell
                                    User Rental File
                                    Europe File
                                    Wizard Licensee Billing
                                    BIL
                                    Roll and Slide Reporting
                                    Currency Data Base
                                    Open Rental System
                                    Bonus System
                                    Direct Billing System
                                    Daily Business Reporting

                           YIELD MANAGEMENT SYSTEM

                                    Yield Management
                                      Data Extraction and Conditioning
                                      Product Forecasting
                                      Revenue Optimization
                                      Graphical User Interface
                                      Supply and Demand
                                      Availability by Length of Rental (AVLLOR)
                                      Turndowns and Denials
                                      Reservation and Rental History
                                      Rate Opportunity System
                                      Yield Management Price
                                             Elasticity System

                                    Rateshop System
                                    Business Mix
                                    Global Distribution System Rate Maintenance
                                    Rate Availability


                   MISCELLANEOUS SYSTEMS

                    Coupon Tracking System
                    Worldwide Reporting System
                    Consumer Sales Incentive
                    Personal Liability and Property Damage Insurance Reserve Operating Lease Commitment Reporting Facility
                    Treasury Debt Reporting Facility
                    Interactive Personnel System
                    Name Risk System
                    Credit Club Risk
                    Standard Interline Passenger Procedure (SIPP)